UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2012

SPRINT NEXTEL CORPORATION
(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    2010 Long-Term Incentive Compensation Plan

This current report on Form 8-K/A updates information provided on a Form 8-K/A, dated February 28, 2011, in which Sprint Nextel Corporation (the “Company”) reported that the Compensation Committee of the Board of Directors of the Company established the 2011 performance objectives of the Company's 2010 Long-Term Incentive Plan for officers and other eligible employees of the Company. For 2011, the second annual performance period, the Compensation Committee established the performance objectives as free cash flow (a measure that ensures that we meet our debt maturities and our planned capital expenditures), and net service revenue (a top line-measure that captures key underlying trends of our operations), weighted equally. The Compensation Committee retained the ability to change the objective for the third annual performance period.

On February 22, 2012, the Compensation Committee established the third annual performance period objectives, weighted equally, as (1) free cash flow, (2) net service revenue, and (3) a measure of completion of our network upgrade, which we refer to as Network Vision (as determined by a number of completed cell sites).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: February 27, 2012		/s/ _Timothy O'Grady_____________
	By:	Timothy O’Grady
Assistant Secretary